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                                                                   EXHIBIT 10.20

                             [KAUFMAN & BROAD LOGO]

December 1, 1995


Mr. Bruce Karatz
Chairman, President and Chief Executive Officer
Kaufman and Broad Home Corporation
10990 Wilshire Boulevard, 7th Floor
Los Angeles, California  90024


         Re:     Employment Agreement


Dear Bruce:

         This letter will confirm our agreement concerning your continued employment with Kaufman and Broad Home Corporation (the "Company") as follows:

         1. Employment. The Company hereby employs you and you hereby accept employment by the Company in accordance with the terms and provisions of this Agreement. You shall be an employee exclusively of the Company and shall serve the Company to the best of your abilities, devoting your full productive time, energies, and abilities to the fulfillment of your obligations hereunder. All improvements, discoveries, business relationships, corporate opportunities, management procedures, and goodwill conceived, divested, established, developed, or perfected by you during the period of your employment and related in any way to the business of the Company or any of its affiliates shall promptly be disclosed to and be the exclusive property of the Company.

         2. Term. The term of this Agreement shall commence on December 1, 1995, and, subject to earlier termination as provided herein, shall continue for a term of six years, expiring November 30, 2001, to be automatically extended year to year thereafter, unless either party shall have given six months' prior written notice of an intention not to extend.

         3. Duties and Responsibilities. You shall be employed as the Chairman, President and Chief Executive Officer of Kaufman and Broad Home Corporation, and as such shall have responsibility for the supervision and management of the world-wide activities of the Company and its subsidiaries. You shall manage such activities and perform such duties in accordance with your judgment and in the best interests of the Company and its stockholders, subject to such policies and directives as promulgated by the Board of Directors of the Company.
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Mr. Bruce Karatz
December 1, 1995
Page 2

         4. Compensation. For all services to be rendered by you to the Company and its affiliates hereunder, including without limitation, services as an officer, director, or member of any committee, you shall be compensated as follows:

                 (a) Base Salary. You shall receive a fixed base salary, which shall be payable in semi-monthly installments, in accordance with the customary payroll practices of the Company. For the period December 1, 1995 to November 30, 1996, your base salary shall be at an annual rate of $650,000, and, commencing December 1, 1996 and annually thereafter, your salary shall be adjusted in accordance with the judgment and discretion of the Board of Directors of the Company, provided that in no event shall your base salary during the term of this Agreement be less than at the annual rate of $650,000.

                 (b) Incentive Compensation. You shall be entitled to earn annual incentive compensation for the fiscal year ending November 30, 1996, and each subsequent fiscal year during the term hereof. All incentive compensation, including restricted stock awards to which you are entitled under this paragraph, shall be made under and subject to the terms of the Performance-Based Incentive Plan for Senior Management (the "Plan") which is attached as Appendix
A.  The incentive compensation you shall be entitled to earn is as follows:

                         (i) An annual cash incentive compensation equal to 1.25% of the pretax, preincentive income ("PPI") of the Company, as defined in Appendix B, provided:

                                  (aa) No such incentive shall be payable with regard to any fiscal year in which the pretax return on equity ("ROE") of the Company, as defined in Appendix B, is not equal to or greater than ten percent (10%); and

                                  (bb)   In no event shall the amount of the
                 cash incentive to be paid under this subparagraph (i) be greater in any fiscal year than $3,000,000; and

                                  (cc)  As in the past, this formula may be
                 adjusted from time to time.

                          (ii)  An annual special grant of restricted
         stock where the number of restricted shares to be awarded shall be determined by dividing the product of .50% times (PPI minus $50,000,000) by the average share price determined by averaging the high and the low price of the shares of the common stock of the Company on the New York Stock Exchange on the date of the grant. This restricted stock shall vest upon your fifty-fifth birthday provided you are still employed by the Company at that time and shall vest earlier upon your termination of employment due to death, disability (as defined in Section 5(b)), involuntary termination of employment by the Company without "Cause" (as defined in Section 6(d)), or voluntary termination of employment for "Good Reason" (as defined in Section 6(e)) or upon a sale of the Company (as defined in Section 6(a)).
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Mr. Bruce Karatz
December 1, 1995
Page 3


         Except as provided above, restricted stock granted under this subparagraph (ii) shall be forfeited upon your voluntary termination of employment without "Good Reason" before your fifty-fifth birthday. The terms and conditions of the restricted stock are more fully defined in Appendix C. No fractional shares shall be issued hereunder. No special restricted shares shall be issued with regard to any fiscal year in which the Company does not have PPI in excess of $50,000,000. This limitation shall not apply to any restricted stock grants which you may be entitled to receive pursuant to Section 4(c).

                                  (aa)  In no event shall the aggregate number
                 of shares awarded pursuant to an annual special grant of restricted stock under this subparagraph (ii) during any fiscal year exceed 100,000 shares, plus the Carryover Restricted Stock Amount. The "Carryover Restricted Stock Amount" is 100,000 shares for each fiscal year commencing on or after December 1, 1995 and ending prior to the fiscal year for which the special grant of restricted stock is being made, reduced by the number of shares of stock covered by special grants of restricted stock previously made during any fiscal year commencing on or after December 1, 1995.

                                  (bb)   The limits on the aggregate number of
                 shares which may be awarded under subparagraph (ii)(aa) above shall be appropriately adjusted to reflect any change in the shares of the stock of the Company as a result of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, spin-off, other distribution of stock or property, partial or complete liquidation, or other similar corporate transaction.

                          (iii) A defined benefit supplemental retirement plan ("SERP") which will provide an annual retirement benefit of $492,000 per year for twenty-five years if you retire at age sixty. The terms and conditions of this SERP are more fully defined in Appendix D. The SERP will be funded with a rabbi trust which may own a life insurance policy on your life as described in Appendix D. The Company will contribute $250,000 to the rabbi trust during each fiscal year while you are employed by the Company. The Company shall be obligated to pay the SERP benefits in accordance with the terms and conditions of the SERP as set forth in Appendix D, irrespective of whether or not the annual amounts contributed by the Company to fund the SERP are sufficient to meet the Company's entire obligation to pay SERP benefits.

                          (iv) By no later than February 1, 1997, and each anniversary thereof, the Personnel, Compensation and Stock Plan Committee of the Company's Board of Directors, or its successor committee (the "Committee"), will certify the amount of incentive compensation to which you are entitled, if any, for the preceding fiscal year under subpargraphs (i) and (ii) above. The grant date of any restricted stock awarded
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Mr. Bruce Karatz
December 1, 1995
Page 4



         under subparagraph (ii) shall be the effective date of such Committee certification. Promptly following the effective date of the certification, the Company will deliver any cash award earned under subparagraph (i) and prepare an agreement substantially in the form of Appendix C evidencing any restricted stock award earned under subparagraph (ii).

                 (c) Employment Benefits. You shall also be entitled to receive during the term of this Agreement all other employee benefits, including reimbursement for bona fide business expenses, a car leased by you and paid for by the Company, all automobile expenses, vacations, life and medical insurance, key man motivational programs, the deferred profit sharing program, and stock option, restricted stock and similar plans as may be offered by the Company to its key executive personnel. You shall further be entitled to receive up to $35,000 per year to pay for personal financial management services. This payment will be in addition to tax and financial counseling services which will be offered to you on the same basis as offered by the Company to its key executives.

                 (d) Extension of Restricted Stock and Stock Options. Upon your retirement after you attain age 55, all unvested restricted stock whenever granted and held by you shall vest. Upon your retirement after you attain age 55, all stock options granted after January 1, 1996 and held by you shall not be forfeited but shall be retained by you and shall continue to vest in accordance with their terms as though you were still employed by the Company for a period of five years following your retirement. All such outstanding stock options will expire at the earlier of their original expiration dates or five years following your retirement.

         5.  Termination.

                 (a) Death. In the event of your death, this Agreement and all your unearned rights hereunder shall terminate immediately. In such event, the Company shall promptly pay to your estate all earned but unpaid incentive compensation. In addition, the Company shall pay your estate the current year incentive compensation as if you survived until November 30 and any amounts due under the SERP defined in Appendix D. Any unvested stock options or restricted stock which you then hold shall become vested upon your death. Lastly, the Company shall pay to your estate an additional death benefit equal to two times the sum of your average annual base salary and the "value of the incentive compensation earned" (as defined below) for the prior three fiscal years, which will be payable by the Company in a lump sum to your estate.

         For purposes of Sections 5(a), 5(b), 6(a) and 6(b) of this Agreement, the "value of the incentive compensation earned" for a fiscal year shall be determined by multiplying 1.75% times PPI (as defined in Appendix B) for the applicable fiscal year, provided that the ROE of the Company was equal to or greater than ten percent (10%) for the applicable fiscal year. The "value of the incentive compensation earned" for any fiscal year shall be deemed to be zero if the
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Mr. Bruce Karatz
December 1, 1995
Page 5



ROE of the Company was less than ten percent (10%) for the applicable fiscal year.

         In lieu of payments to your estate following your death, you may designate a beneficiary or beneficiaries to whom all payments which may be due under this Agreement and the SERP will be made in the event of your death.
Such designation shall be made on a form, substantially similar to Appendix E hereto, delivered to the Company. You shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any beneficiary nor consent by any beneficiary shall be required to effect any such change or revocation. If you shall fail to designate a beneficiary before your death, or if no designated beneficiary survives you, any payments which may be due under this Agreement following your death will be paid to your estate.

                 (b) Disability. In the event you shall become unable to perform the services contemplated by this Agreement due to a physical or mental disability for a continuous period of eight weeks or an aggregate of more than 90 days in any 120 day period, the Company may, to the extent consistent with the federal Family and Medical Leave Act and the California Family Rights Act, terminate this Agreement by giving written notice of such termination to you. In the event of any such termination by the Company, the Company shall promptly pay to you all earned but unpaid incentive compensation. In addition, the Company shall pay you the current year incentive compensation as if the disability did not occur until November 30. Lastly, the Company shall pay to you an amount equal to two times the sum of your average annual base salary and the "value of the incentive compensation earned" (as defined in Section 5(a)) for the prior three fiscal years, reduced by amounts paid under a Company disability or income replacement plan, in twelve monthly installments following this termination. The Company may condition the payments set forth above upon securing from you an appropriate release of claims under the federal Family and Medical Leave Act and the California Family Rights Act.

         6.  Payment on Sale of Company; Severance Payments.

                 (a) Sale of the Company. If a "Change of Ownership" (as defined below) of the Company occurs during the term of this Agreement, the Company shall pay you promptly in cash an amount equal to two times the sum of your average annual base salary and the "value of the incentive compensation earned" (as defined in Section 5(a)) for the prior three fiscal years preceding the fiscal year in which the "Change of Ownership" occurs. In the event payment is made under this subparagraph (a), no amount shall be payable under subparagraph (b) below.

                 (b) Severance Payment. If the Company shall terminate your employment without "Cause" (as defined below) or you shall terminate your employment for "Good Reason" (as defined below), the Company shall, unless payment has been previously made to you under subparagraph (a) above, pay you promptly in cash an amount equal to two times the sum of your average annual base salary and the "value of the incentive compensation earned" (as defined in
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Mr. Bruce Karatz
December 1, 1995
Page 6



Section 5(a)) for the prior three fiscal years preceding the termination of your employment.

                 (c) Change of Ownership. A "Change of Ownership" shall mean any change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 10-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Act"); provided that, without limitation, such a "Change of Ownership" shall be deemed to have occurred if:

                         (i) a third person, including a "group" as such term is used in Section 13(d)(3) of the Act, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company, unless such acquisition of beneficial ownership is approved by a majority of the Incumbent Board (as such term is defined in clause (ii) below); or

                         (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

         For purposes of any incentive compensation paid to you pursuant to this Agreement, the definition of "Change of Ownership" set forth herein shall prevail over the definition of "Change in Ownership", or any similar term, contained in the Plan, or any other employee compensation plan, under which such incentive compensation may be granted.

                 (d) Cause. "Cause" shall mean (i) an act or acts of dishonesty taken by you and intended to result in your substantial personal enrichment at the expense of the Company or (ii) repeated violations by you of your obligations under this Agreement which are demonstrably willful and deliberate and which result in material injury to the Company.

                 (e) Good Reason. "Good Reason" shall mean (i) a material diminution in your position or responsibilities, (ii) a material diminution of your salary, aggregate incentive compensation opportunities (excluding any reduction in incentive compensation awards due to the economic performance of the Company) or aggregate benefits or (iii) any required relocation
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Mr. Bruce Karatz
December 1, 1995
Page 7



of your office beyond a 50 mile radius from the present location of your office.

         7. Exclusive Benefit. You and the Company have agreed that a primary material element of this contract is the desire of the Company to insure to itself and its affiliates the sole and exclusive right to receive the full benefit of your time, skill, and opportunities until November 30, 2001 or any later date of termination of this Agreement, as the same may be extended. Subject only to the Company's payment to you of the compensation provided hereunder, you have agreed that until said date you will not, as a director, officer, agent, employee, partner, owner, 5 or more percent shareholder, or otherwise, enter into or conduct any business venture which may be competitive, directly or indirectly, with that of the Company or any affiliate. A business or activity shall be deemed to be competitive if it is substantially similar to one engaged in or conducted by the Company or any affiliate and is conducted within a radius of 150 miles from any location in which such business or activity is engaged in or conducted by the Company or an affiliate. It is understood that passive investments in income producing properties are permitted by this paragraph. Furthermore, you have agreed that you will not, during the term of this Agreement or for a period of two years thereafter, employ or seek to employ any person employed by the Company or any of its affiliates in connection with any business activities in which you may engage.

         During the performance of your duties on behalf of the Company, you shall receive and be entrusted with certain confidential and/or secret information of a proprietary nature. You shall not discuss or use, during the term of this employment agreement or any time thereafter, any such information which is not otherwise publicly available.

         You acknowledge that your extensive experience and knowledge of the Company and relationship with its employees make the services to be performed by you hereunder of a special, unusual, and peculiar value to the Company, not readily replaceable, and that by reason of your continued employment you will continue to acquire additional confidential information and trade secrets. The loss of your services hereunder or the disclosure of such confidential information and trade secrets or solicitation by you of employees of the Company cannot be reasonably or adequately compensated for in money damages. Accordingly, we have agreed that in addition to any other legal remedies available, the Company shall be entitled to seek equitable relief to enjoin any violation by you of this Agreement.

8.  Miscellaneous.

                 (a) The waiver of either party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed to operate as a waiver of any subsequent breach by the other party.

                 (b) This Agreement contains the entire agreement between you and the Company
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Mr. Bruce Karatz
December 1, 1995
Page 8


concerning your employment during the term hereof. It may not be changed orally but only by an agreement, in writing, signed by you and approved by the Board of Directors of the Company. Notwithstanding the foregoing, it is understood that you shall be entitled to receive base salary and incentive compensation for the fiscal year ending November 30, 1995 in accordance with your prior Employment Agreement entered into with the Company dated January 4, 1988, as amended on February 16, 1995.

                 (c) If any of the provisions of this Agreement shall be unlawful, void, or for any reason unenforceable, they shall be deemed separate from and in no way affect the validity or enforceability of the remaining provisions of the Agreement.

                 (d) This Agreement is entered into in Los Angeles, California and shall be construed and enforced under the laws of the State of California.

                 (e) In the event any legal action or arbitration shall be brought for the enforcement of this Agreement, or because of any alleged dispute, breach, or default hereunder, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in such legal action or arbitration, in addition to any other relief to which it or he may be entitled. Nothing hereunder, however, shall be construed to authorize filing suit in court with regard to any dispute which is to be resolved by arbitration pursuant to Section 9 of this Agreement.

                 (f) The Agreement shall bind and benefit the Company, its successors and assigns and shall insure to the benefit of and be binding on you, your heirs, executors and administrators, provided that your duties and responsibilities hereunder may not be assigned or delegated by you.

                 (g) All payments made by the Company under this Agreement shall be subject to normal deductions and withholding to the extent required by law.

         9. Arbitration. In the event that any controversy or dispute between you and the Company arising out of or relating to the employment relationship, including, but not limited to any disputes in connection with the validity, construction, application or enforcement of the terms of this Agreement or the SERP, occurs, any such controversy or dispute shall be submitted to final and binding arbitration pursuant to the then most applicable Rules of the American Arbitration Association; provided, however, that unless the parties otherwise agree, the arbitration shall be before a single arbitrator selected either by mutual agreement or, failing agreement, from a list of seven arbitrators provided by AAA, four of whom shall be retired judges of the Superior or Appellate Courts of California who are residents of Los Angeles or Orange County and, if such list exists at the time of the dispute, who are members of the Independent List of Retired Judges and three of whom shall be members of the National
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Mr. Bruce Karatz
December 1, 1995
Page 9



Academy of Arbitrators, resident in Los Angeles or Orange Counties. In the event the parties are unable to agree upon such an arbitrator from such list of seven, each party shall strike one name in turn with the first to strike being chosen by lot. When only one name remains, that person shall be the parties' arbitrator. The parties hereto expressly waive their rights, if any, to have such matters heard by a jury or a judge, whether in state or federal court.

         The cost of the arbitration, including, but not limited to, any reasonable legal fees or other expenses incident thereto incurred in connection with such arbitration, shall be determined by the arbitrator(s) and shall be borne by the nonprevailing party. During the pendency of any arbitration concerning the propriety of your termination and up to the date of the arbitrator's award, you shall participate in all employee benefit programs of the Company (other than the 401(k) plan) as provided in Section 4(c) above.

         The Company agrees to pay interest on any amounts payable to you under this Agreement which are not paid within sixty (60) days after the date when due and on any money judgment which is awarded to you following a proceeding to enforce any portion of the Agreement from the date that payments should have been made under this Agreement. Such interest shall be calculated at the prime rate offered by Bank of America, or its successor, from the date that payments should have been made under this Agreement to the time of actual payment.


                                        Very truly yours,

                                        /s/ James A. Johnson
                                        ---------------------------------------
                                        James A. Johnson, Chairman
                                        Personnel, Compensation and
                                        Stock Plan Committee


Agreed this 16th day of November, 1995.

/s/ Bruce Karatz
---------------------------
Bruce Karatz

                                   APPENDIX A


                       KAUFMAN AND BROAD HOME CORPORATION

             PERFORMANCE-BASED INCENTIVE PLAN FOR SENIOR MANAGEMENT


                 SECTION 1. Purpose. The purposes of the Kaufman and Broad Home Corporation Performance-Based Incentive Plan for Senior Management are to promote the interests of Kaufman and Broad Home Corporation (the "Company") and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Affiliates, as defined below; (ii) motivating such employees by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such employees to participate in the long-term growth and financial success of the Company; and (iv) qualifying compensation paid under the Plan for deductibility under Section 162(m) of the Internal Revenue Code.

                 SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

                 "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

                 "Award" shall mean any Performance-Based Bonus opportunity granted under the Plan, as well as any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Units or Other Stock-Based Award granted under the Plan or granted in payment or settlement of a Performance-Based Bonus.

                 "Award Agreement" shall mean any written agreement, contract, or other instrument or document (which may include, if so designated by the Committee, an Employment Agreement, as defined herein) evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

                 "Board" shall mean the Board of Directors of the Company.

                 "Change of Ownership" shall be deemed to have occurred if either (1) individuals who, as of the effective date of this Plan, constitute the Board of the Company (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is
(A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board, or (2) the Board (a majority of which shall consist of directors who are members of the Incumbent Board) has determined that a Change of Ownership, for purposes of this Plan, shall have occurred. If any of the events enumerated in clauses (1) or (2) occur, the Board shall determine the effective date of the Change of Ownership resulting therefrom, for purposes of the Plan.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom (i) to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3 and (ii) to the extent necessary to comply with Section 162(m) only, is an "outside director" within the meaning of
Section 162(m). Until otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee under the Plan.

                 "Company" shall mean Kaufman and Broad Home Corporation, together with any successor thereto.

                 "Employment Agreement" shall mean (i) with respect to Awards relating to performance in fiscal year 1995, an agreement between the Company and a Participant, the effectiveness or continuing effectiveness of which is contingent upon approval, or approval of the Plan, by the Company's stockholders, which approval shall satisfy all applicable requirements of
Section 162(m) and (ii) with respect to Awards relating to performance in any fiscal year of the Company after fiscal year 1995, an agreement between the Company and a Participant entered into prior to the end of the first fiscal quarter of such fiscal year.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Fair Market Value" shall mean the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion.

                 "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 7 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                 "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 7 of the Plan and that is not intended to be an Incentive Stock Option.

                 "Officer" shall mean, at any time, an individual who is an officer of the Company or any of its subsidiaries.

                 "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option and shall include a Restoration Option.

                 "Other Stock-Based Award" shall mean any right granted under
Section 10 of the Plan.

                 "Participant" shall mean any Officer selected by the Committee to receive an Award under the Plan.

                 "Performance-Based Bonus" shall mean a bonus opportunity awarded in accordance with Section 6 of the Plan.

                 "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

                 "Plan" shall mean this Kaufman and Broad Home Corporation Performance-Based Incentive Plan for Senior Management.

                 "QDRO" shall mean a qualified domestic relations order meeting such requirements as the Committee shall determine, in its sole discretion.

                 "Restoration Option" shall mean an Option granted pursuant to
Section 7(e) of the Plan.

                 "Restricted Stock" shall mean any Share granted under Section 9 of the Plan.

                 "Restricted Stock Unit" shall mean any unit granted under
Section 9 of the Plan.

                 "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

                 "Section 162(m)" shall mean Section 162(m) of the Code and the rules and other authorities thereunder promulgated by the Internal Revenue Service of the Department of the Treasury.

                 "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

                 "Shares" shall mean shares of the Common Stock,

$1 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

                 "Stock Appreciation Right" shall mean any right granted under
Section 8 of the Plan.

                 "Substitute Awards" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

                 SECTION 3.  Administration.

                 (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Officer; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) recommend to the Board any amendment, alteration, suspension, discontinuance or termination of the Plan, and subject to the shareholder approval requirement set forth in
Section 11(a) to take any such action not required by applicable law to be taken by the Board, (ix) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

                 (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Officer.

                 SECTION 4.  Award Limits.

                 (a)  Plan Shares.  Subject to adjustment as provided in
Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 1,000,000. If, after the effective date of the Plan, any Shares covered by an Award denominated in Shares granted under the Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

                 (b) Individual Stock-Based Awards. Subject to adjustment as provided in Section 4(c), no Participant may receive stock-based Awards under the Plan in any calendar year that relate to more than 100,000 Shares (which number shall not be subject to reduction by any Restoration Options granted to such Participant during such calendar year); provided, however, that such number may be increased with respect to any Participant by any Shares available for grant to such Participant in accordance with this Paragraph 4(b) in any prior years that were not granted in such prior years. No provision of this Paragraph 4(b) shall be construed as limiting the amount of any cash-based Award which may be granted to any Participant.

                 (c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted,
(ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to fail to qualify under Section 422(b)(1) of the Code, as from time to time amended and (B) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

                 (d) Substitute Awards. Any Shares underlying Substitute Awards shall not, except in the case of Shares with respect to which Substitute Awards are granted to individuals who are officers or directors of the Company for purposes of Section 16 of the Exchange Act or any successor section thereto, be counted against the Shares available for Awards under the Plan.

                 (e) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Shares acquired by the Company on the open market or otherwise.

                 (f) Cash Award Limits. (i) Any Participant who is the Chief Executive Officer at the time of payment of an Award (other than a stock-based Award) shall be eligible to be paid in any calendar year an amount not in excess of $3,000,000 in respect of any such cash Award under the Plan,
(ii) no Participant other than a Participant described in clause (i) of this Paragraph 4(f) shall be eligible to be paid in any calendar year more than $2,000,000 in respect of any such cash Award. No provision of this Paragraph 4(f) shall be construed as limiting the number of stock-based Awards that a Participant may receive.

                 SECTION 5. Eligibility. Any Officer, including any Officer who is a director of the Company or any Affiliate, who is not a member of the Committee, shall be eligible to be designated a Participant.

                 SECTION 6.  Performance-Based Bonuses.

                 (a) At such times and in such manner as may be prescribed by Section 162(m), the Committee may select Participants and award to such Participants the opportunity to earn a Performance-Based Bonus, which will be contingent upon the Company's attainment of performance goals selected by the Committee.

                 (b) Performance goals which may be employed by the Committee for purposes of a Performance-Based Bonus awarded under Paragraph (a) will include pre-tax income, after-tax income, cash flow, return on equity, return on capital, earnings per share, unit volume, net sales or service quality, as determined in accordance with GAAP, if applicable, which goals may relate to the Company as a whole or, if applicable, to the performance of one or more specific divisions or Affiliates.

                 (c) Notwithstanding Paragraphs (a) and (b), the formula for determining a Performance-Based Bonus to any Participant may, if so determined by the Committee, be governed by the terms of an Employment Agreement applicable to such Participant.

                 (d) Performance-Based Bonuses awarded under Paragraph (a) may be paid in cash, other Awards or any combination thereof, and the form of payment may be governed, as to any Participant, by an Employment Agreement applicable to such Participant.

                 SECTION 7.  Stock Options.

                 (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Officers to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

                 (b) Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted, which exercise price shall be not less than the Fair Market Value of the Shares subject to the Option on the date of grant of the Option.

                 (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

                 (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price plus the related amount of any taxes required to be withheld by the Company in connection with such exercise, to the extent such withholding taxes are then ascertainable. If the amount of such taxes is not ascertainable at the time of the notice of exercise, such amount shall be tendered by you to the Company as soon as the same shall become ascertainable and shall be communicated to you by the Company.

                 (e) Restoration Options. In the event that any Participant delivers Shares in payment of the exercise price of any Option granted hereunder in accordance with Section 7(d), or in the event that the withholding tax liability arising upon exercise of any Option by a Participant is satisfied through the withholding by the Company of Shares otherwise deliverable upon exercise of the Option, the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of Shares equal to the number of such Shares so delivered or withheld upon exercise of the original Option, in the discretion of the Committee. A Restoration Option shall have a per share exercise price of not less than the Fair Market Value of the Shares subject to such Restoration Option on the date of grant thereof and such other terms and conditions as the Committee in its sole discretion shall determine.

                 SECTION 8.  Stock Appreciation Rights.

                 (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Officers to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

                 (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, with respect to any Stock Appreciation Right which is not related to an Incentive Stock Option and which can only be exercised for cash during limited periods of time in order to satisfy the conditions of Rule 16b-3, the exercise of such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

                 (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

                 SECTION 9.  Restricted Stock.

                 (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Officers to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Notwithstanding any other provision of this Plan to the contrary, the period during which such Awards may be forfeited to the

Company shall not terminate prior to the third anniversary of the date of grant of such Award; provided, however, that the Committee may determine to have such period terminate after the first anniversary of the date of grant of any such Award if the Committee has established conditions for the earning of such Award that relate to performance of the Company or one or more divisions or units thereof. Subject to the preceding sentence, once established, such performance vesting criteria may be changed, adjusted or amended during the term of an Award.

                 (b) Transfer Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

                 (c) Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

                 SECTION 10. Change of Ownership. Notwithstanding anything to the contrary in this Plan, unless otherwise specifically determined by the Committee at the time of grant, all Options theretofore granted and not fully exercisable shall become exercisable in full and the restrictions on any other outstanding Awards shall lapse upon the occurrence of a Change of Ownership.

                 SECTION 11. Other Stock-Based Awards. The Committee shall have authority to grant to any Officer an "Other Stock-Based Award", which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

                 SECTION 12.  Amendment and Termination.

                 (a) Amendments to the Plan. Subject to the authority of the Committee as set forth in Section 3, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

                 (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided further that no outstanding Option may be amended to decrease the per Share exercise price thereof, except in accordance with Section 4(c).

                 (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

                 (d) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

                 SECTION 13.  General Provisions.

                 (a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

                 (b) Nontransferability. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution, provided, however, that an Award may be transferable, to the extent set forth in the applicable Award Agreement, (i) if such Award Agreement provisions do not disqualify such Award for exemption under Rule 16b-3, or (ii) if such Award is not intended to qualify for exemption under such rule.

                 (c) No Rights to Awards. Except as may be provided in an Employment Agreement, no Officer, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

                 (d) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                 (e) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Officers who are not officers or directors of the Company for purposes of
Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

                 (f) Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

                 (g) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of a Participant.

                 (h) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of bonuses, options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

                 (i) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

                 (j) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

                 (k) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of California, except to the extent that the General Corporation Law of the State of Delaware shall be applicable to the Company.

                 (l) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

                 (m) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

                 (n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

                 (o) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

                 (p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                 SECTION 13.  Term of the Plan.

                 (a) Effective Date. The Plan shall be effective as of December 1, 1994, subject to approval by the shareholders of the Company within one year thereafter.

                 (b)  Expiration Date.  No Incentive Stock Option shall be
granted under the Plan after November 30, 2004.   Unless otherwise expressly
provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

                                   APPENDIX B


PPI. Total consolidated revenues of the Company and related entities less total associated consolidated expenses for a given fiscal year determined in accordance with generally accepted accounting principles, exclusive of all income taxes and incentive compensation costs.

ROE. A ratio, stated as a percentage, which measures the Company's return on equity, or the Company's profitability for a given period as it relates to its shareholders' capital investments. The percentage is calculated by dividing the Company's consolidated pretax income for a given fiscal year by the average consolidated shareholders' equity balance. The average consolidated shareholders' equity balance is one-half the sum of the Company's consolidated shareholders' equity balance at the beginning of the given year plus the Company's consolidated shareholders' equity balance at the end of the same year.

                                   APPENDIX C

                           STOCK RESTRICTION AGREEMENT

                  THIS STOCK RESTRICTION AGREEMENT (this "Agreement") is made as of _________, ____ (herein the "Effective Date") by and between KAUFMAN AND BROAD HOME CORPORATION, a Delaware corporation (the "Company") and Bruce Karatz (the "Participant") pursuant to the terms and conditions of the EMPLOYMENT AGREEMENT dated December 1, 1995 by and between the Company and Participant (the "Employment Agreement") and the KAUFMAN AND BROAD HOME CORPORATION PERFORMANCE-BASED INCENTIVE PLAN FOR SENIOR MANAGEMENT (the "Plan").

                                  R E C I T A L

         Pursuant to a performance-based formula set forth in Subsection 4
(b)(iii) of the Employment Agreement, the Company has agreed to make certain annual awards of the Company's common stock, par value $1.00 per share ("Stock"), to Participant, subject to certain restrictions set forth herein, in the Employment Agreement and in the Plan. By action of the Personnel, Compensation and Stock Plan Committee (the "Committee"), in accord with the formula set forth in the Employment Agreement, the Company desires to award the Participant shares of Stock under the Plan.

                                A G R E E M E N T

                  In consideration of the provisions contained in this Agreement and with reference to the foregoing Recital, the Company and the Participant agree as follows:

         1. AWARD. Concurrently with the execution of this Agreement, the Company shall issue to Participant ______ shares of Stock (the "Award"), subject to the terms and conditions set forth in this Agreement. The certificate(s) representing shares of Stock granted pursuant to the Award shall not be delivered to the Participant until the lapse of the restrictions on transferability in accordance with Paragraph 2 of this Agreement and Subsection 4(b)(iii) of the Employment Agreement. Prior to such lapse, the certificate(s) shall be held by the Company in escrow pursuant to Section 9(b) of the Plan, together with a stock power duly endorsed in blank by Participant. Following the lapse of the restrictions, the Company shall deliver to the Participant as soon as practicable certificate(s) representing those shares as to which restrictions have lapsed.

         2. LAPSE OF RESTRICTIONS/FORFEITURE. The restrictions imposed by this Agreement and the Employment Agreement with respect to the shares of Stock covered by this Award shall lapse on October 10, 2000, the fifty-fifth (55th) birthday of Participant, provided that he is still employed by the Company at that time; such restrictions shall lapse earlier upon Participant's termination of employment due to death, disability (as defined in Section 5(b) of the Employment Agreement), involuntary termination of employment by the Company without "Cause" (as defined in Section 6(d) of the Employment Agreement), voluntary termination of employment for "Good Reason" (as defined in
Section 6(e) of the Employment Agreement) or upon a sale of the Company (as defined in Section 6(a) of the Employment Agreement). The shares of Stock covered by this Award shall be forfeited upon the Participant's voluntary termination of employment without "Good Reason" before Participant's fifty-fifth
(55th) birthday.

         3. DIVIDENDS. Cash dividends or other distributions paid on or in respect of any shares of Stock subject to the Award shall be paid directly to Participant at the same time any such dividends or distributions are paid to holders of shares of Stock that are not restricted and are freely tradeable ("Other Holders"). Any stock or other non-cash distributions issued on or in respect of any shares of Stock subject to the Award shall be issued at the same time any such distributions are issued to Other Holders, but shall be held in escrow and shall be subject to the same restrictions as the shares of Stock subject to the Award.

         4. TAX WITHHOLDING ELECTION. At Participant's discretion, he may direct the Company to withhold shares of Stock otherwise deliverable upon the lapse of restrictions on the Award to satisfy any withholding tax liability that may arise upon such lapse of restrictions, provided that such Stock withholding complies with Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

         5. ADJUSTMENTS. As contemplated Subsection 4(b)(ii)(bb) of the Employment Agreement and Section 4(c) of the Plan, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, such adjustment shall be made in the number of shares of Stock granted pursuant to the Award as may be determined to be appropriate by the Company's Board of Directors, or the Personnel, Compensation and Stock Plan Committee of the Company's Board of Directors, or any successor committee.

         6. INTERPRETATION. The Award made to the Participant hereunder made is pursuant to and subject to the terms of the Plan and the Employment Agreement, both of which are incorporated herein by this reference. Nothing herein shall be construed as amending or otherwise contradicting the terms of the Employment Agreement or the Plan; in the event of a contradiction between the terms of this Agreement and the terms of the Employment Agreement or the Plan, the terms of Employment Agreement or the Plan, as the case may be, shall prevail.

         7. NO ASSIGNMENT. This Agreement may not be assigned by Participant by operation of law or otherwise. Notwithstanding, this Agreement shall be binding upon and shall inure to the benefit of the personal representatives, heirs, legatees, successors and assigns of the Company and Participant.

         8. GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California.

         9. NOTICES. Any notice given hereunder to the Company shall be addressed to the Company, attention Vice President, Human Resources, and any notice given hereunder to the Participant shall be addressed to him at his address as shown on the records of the Company.

                  IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Participant have duly executed and delivered this Agreement as of the date first above written.

                                    KAUFMAN AND BROAD HOME CORPORATION

                                    By:
                                       --------------------------------
                                        [Name]
                                        [Title]

                                    PARTICIPANT


                                    -----------------------------------
                                        Bruce Karatz



                                    Social Security Number: ###-##-####

                                   APPENDIX D

                     KAUFMAN AND BROAD HOME CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     (Effective December 1, 1995)

KAUFMAN AND BROAD HOME CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Effective December 1, 1995)

CONTENTS

--------------------------------------------------------------------------------

SECTION                                                                     PAGE
           ARTICLE I. THE PLAN

   1.1     Establishment of the Plan                                           1
   1.2     Purpose                                                             1

           ARTICLE II. DEFINITIONS

   2.1     Definitions                                                         2
   2.2     Gender and Number                                                   3

           ARTICLE III. PARTICIPATION

   3.1     Eligibility for Participation                                       4
   3.2     Date of Participation                                               4
   3.3     Duration of Participation                                           4

           ARTICLE IV. SUPPLEMENTAL RETIREMENT BENEFITS

   4.1     Supplemental Retirement Benefits                                    5
   4.2     Determination of Normal, Postponed, and Early Retirement Benefits   5
   4.3     Determination of Vested Retirement Benefits                         5
   4.4     Commencement, Form, and Duration                                    6

           ARTICLE V. DISABILITY BENEFITS

   5.1     Eligibility                                                         7
   5.2     Amount of Disability Benefit                                        7

           ARTICLE VI. PRE-RETIREMENT DEATH BENEFITS

   6.1     Eligibility                                                         8
   6.2     Amount of Pre-Retirement Death Benefit                              8


KAUFMAN AND BROAD HOME CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Effective December 1, 1995)

CONTENTS

--------------------------------------------------------------------------------

SECTION                                                                     PAGE
           ARTICLE VII. OPTIONAL FORMS OF BENEFIT

   7.1     Lump Sum Option                                                     9
   7.2     Payment Upon Financial Hardship                                     9

           ARTICLE VIII. CHANGE IN CONTROL

   8.1     Lump Sum Option Upon Change in Control                             10
   8.2     Amount of Lump Sum Benefit                                         10
   8.3     Definition                                                         10

           ARTICLE IX. TRUST

   9.1     Establishment of the Trust                                         12
   9.2     Contributions                                                      12
   9.3     Payment of Benefits                                                12

           ARTICLE X. ADMINISTRATION

   10.1    Administration                                                     13
   10.2    Decisions and Actions of Committee                                 13
   10.3    Rules and Records of the Committee                                 13
   10.4    Employment of Agents                                               13
   10.5    Agent for Service of Legal Process                                 13
   10.6    Plan Expenses                                                      14
   10.7    Indemnification                                                    14
   10.8    Tax Withholding                                                    14
   10.9    Claims Procedure                                                   14

           ARTICLE XI. MISCELLANEOUS

   11.1    Rights Against the Company                                         16
   11.2    Rights Under the Company's Retirement Plans                        16
   11.3    Payment of Benefits to Incompetent                                 16
   11.4    Missing Person                                                     16
   11.5    Amendment or Termination                                           17


KAUFMAN AND BROAD HOME CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Effective December 1, 1995)

CONTENTS

--------------------------------------------------------------------------------

SECTION                                                                     PAGE
   11.6    Merger or Consolidation of Plan and Trust                          17
   11.7    Controlling Law/Arbitration                                        17
   11.8    Rights to Trust Fund Assets                                        17
   11.9    Nontransferability                                                 18
   11.10   Illegality of Particular Provision                                 18

           EXHIBIT I

           Annual Retirement and Disability Benefits                          19

           EXHIBIT II

           Annual Termination Benefits Starting at Age 55
           Lump Sum Amount at Termination of Employment                       20

           EXHIBIT III

           Lump Sum Benefits                                                  21

           EXHIBIT IV

           Death and Disability Benefits Before Early Retirement Age          22


ARTICLE I. THE PLAN

1.1 ESTABLISHMENT OF THE PLAN

Kaufman and Broad Home Corporation hereby establishes an unfunded supplemental executive retirement plan for the benefit of Mr. Bruce Karatz, the Chairman, President, and Chief Executive Officer of Kaufman and Broad Home Corporation. This plan is effective as of December 1, 1995 and shall be known as the Kaufman and Broad Home Corporation Supplemental Executive Retirement Plan.

1.2 PURPOSE

The purpose of this Plan is to provide retirement income to Mr. Karatz to supplement the benefits provided under the tax-qualified retirement plans maintained by the Kaufman and Broad Home Corporation. This Plan is intended to satisfy the supplemental retirement provisions of section 4(b)(iii) of the employment agreement between Mr. Karatz and the Kaufman and Broad Home Corporation dated December 1, 1995.

ARTICLE II. DEFINITIONS

2.1 DEFINITIONS

Whenever capitalized in this document, the following terms shall have the meanings set forth below unless otherwise expressly provided.

(a) "ACTUARIAL EQUIVALENT" shall mean a single sum value of a monthly benefit amount otherwise payable, calculated using an interest rate assumption of seven percent.

(b) "BENEFICIARY" shall mean the person or persons designated by the Participant to receive benefits in the event of the death of the Participant. In the event that the Participant failed to designate a beneficiary, or if for any reason such designation shall be legally ineffective, or if all designated beneficiaries predecease him or die simultaneously with him, distribution to which the Participant would have been entitled shall be made to the Participant's surviving spouse or, if none, to the Participant's estate.

(c) "BOARD" shall mean the Board of Directors of Kaufman and Broad Home Corporation.

(d) "CHANGE IN CONTROL" shall mean a change in ownership of the Company, as described in Article VIII.

(e)   "CODE" shall mean the Internal Revenue Code of 1986, as amended.

(f) "COMMITTEE" shall mean the Personnel, Compensation and Stock Plan Committee of the Board which shall administer the Plan.

(g) "COMPANY" shall mean Kaufman and Broad Home Corporation, and any successor thereto.

(h) "DISABILITY" shall mean any physical or mental condition which occurs for a continuous period of at least eight weeks, or an aggregate of more than 90 days in any 120-day period, and which results in a Termination of Employment of the Participant.

(i)   "EARLY RETIREMENT AGE" shall mean the Participant's fifty-fifth birthday.

(j)   "NORMAL RETIREMENT AGE" shall mean the Participant's sixtieth birthday.

(k) "PARTICIPANT" shall mean Mr. Bruce Karatz, Chairman, President, and Chief Executive Officer of the Company.

(l) "PLAN" shall mean the Kaufman and Broad Home Corporation Supplemental Executive Retirement Plan.

(m) "TERMINATION OF EMPLOYMENT" shall mean termination of employment with the Company, whether voluntary or involuntary. The Participant's termination of employment will be deemed to occur when the Participant ceases to be a full-time employee of the

      Company, even though the Participant may continue to serve as Chairman of the Board or as a consultant to the Company.

(n) "TRUST" shall mean the legal entity organized pursuant to the Trust Agreement between the Company and the Trustee to hold and administer the Trust Fund in which any contributions made by the Company are to be held, invested, and disbursed to, or for the benefit of, the Participant or his Beneficiary.

(o) "TRUST AGREEMENT" shall mean the agreement in the nature of a trust entered into between the Company and Trustee.

(p) "TRUST FUND" shall mean the assets of every kind and description held in the Trust pursuant to the Trust Agreement.

(q) "TRUSTEE" shall mean the entity, not affiliated with the Company, acting as the trustee under the Trust Agreement at the time of reference.

2.2 GENDER AND NUMBER

Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine pronoun, and the singular shall include the plural.

ARTICLE III. PARTICIPATION

3.1 ELIGIBILITY FOR PARTICIPATION

Mr. Bruce Karatz shall the only employee of the Company eligible to participate in this Plan.

3.2 DATE OF PARTICIPATION

Participation shall commence December 1, 1995.

3.3 DURATION OF PARTICIPATION

Subject to the provisions of section 11.5, participation in this Plan shall continue while the Participant is an employee of the Company, whether or not there is in effect an employment agreement between the Participant and the Company, and thereafter for so long as he is entitled to receive any benefits hereunder.

ARTICLE IV. SUPPLEMENTAL RETIREMENT BENEFITS

4.1 SUPPLEMENTAL RETIREMENT BENEFITS

Upon Termination of Employment with the Company for reasons other than death or disability, the Participant shall be entitled to a retirement benefit under this Plan.

(a) NORMAL RETIREMENT. If the Participant has a Termination of Employment at his Normal Retirement Age, he shall be entitled to a normal retirement benefit from this Plan, determined in accordance with section 4.2.

(b) POSTPONED RETIREMENT. If the Participant continues employment beyond his Normal Retirement Age, he shall upon his Termination of Employment be entitled to a postponed retirement benefit from this Plan, determined in accordance with section 4.2.

(c) EARLY RETIREMENT. If the Participant has a Termination of Employment at or after his Early Retirement Age but before his Normal Retirement Age, he shall be entitled to an early retirement benefit from this Plan, determined in accordance with section 4.2.

(d) VESTED RETIREMENT. If the Participant has a Termination of Employment prior to his Early Retirement Age, he shall be entitled to a vested retirement benefit from this Plan, determined in accordance with section 4.3.

4.2 DETERMINATION OF NORMAL, POSTPONED, AND EARLY RETIREMENT BENEFITS

The monthly amount of the Participant's normal retirement benefit, postponed retirement benefit, or early retirement benefit shall be one-twelfth of the amount determined pursuant to Exhibit I, based on the Participant's actual age at commencement of benefits.

4.3 DETERMINATION OF VESTED RETIREMENT BENEFITS

The monthly amount of the Participant's vested retirement benefit shall be one-twelfth of the amount determined pursuant to Exhibit II, based on the Participant's actual age at Termination of Employment. In the event of Termination of Employment prior to attaining age 52, the Participant shall receive a lump sum amount determined pursuant to Exhibit II, which shall be payable within 30 days of the Participant's Termination of Employment.

4.4 COMMENCEMENT, FORM, AND DURATION

Retirement benefit payments under this Plan shall commence upon the first of the month following the later of Termination of Employment or attainment of Early Retirement Age. Benefit payments shall be made monthly for a period of 25 years (300 monthly payments). In the event of the Participant's death while receiving monthly payments, the remaining payments shall be made monthly to the Participant's Beneficiary.

ARTICLE V. DISABILITY BENEFITS

5.1 ELIGIBILITY

If the Participant incurs a Disability while employed by the Company, he shall be entitled to a disability benefit from this Plan, determined in accordance with section 5.2.

5.2 AMOUNT OF DISABILITY BENEFIT

(a) DISABILITY PRIOR TO EARLY RETIREMENT AGE. If the Participant incurs a Disability prior to Early Retirement Age, the amount of his disability benefit shall be determined pursuant to Exhibit IV, based on the Participant's actual age at his Termination of Employment due to Disability. The benefit shall be paid to the Participant in a lump sum, within 30 days of the Participant's Termination of Employment.

(b) DISABILITY ON OR AFTER EARLY RETIREMENT AGE. If the Participant incurs a Disability on or after Early Retirement Age, the amount of his disability benefit shall be determined pursuant to Exhibit I, based on the Participant's actual age at his Termination of Employment due to Disability. The payment of benefits shall commence upon the first of the month following the Participant's Termination of Employment. Benefit payments shall be made monthly for a period of 25 years (300 monthly payments). In the event of the Participant's death while receiving monthly payments, the remaining payments shall be made monthly to the Participant's Beneficiary.

ARTICLE VI. PRE-RETIREMENT DEATH BENEFITS

6.1 ELIGIBILITY

If the Participant dies while employed by the Company, his Beneficiary shall be entitled to a death benefit from this Plan, determined in accordance with section 6.2.

6.2 AMOUNT OF PRE-RETIREMENT DEATH BENEFIT

(a) DEATH PRIOR TO EARLY RETIREMENT AGE. If the Participant dies prior to Early Retirement Age, the amount of death benefit payable to his Beneficiary shall be determined pursuant to Exhibit IV, based on the Participant's actual age at death. The benefit shall be paid to the Beneficiary in a lump sum, within 30 days of the Participant's death.

(b) DEATH ON OR AFTER EARLY RETIREMENT AGE. If the Participant dies on or after Early Retirement Age, the amount of death benefit payable to his Beneficiary shall be determined pursuant to Exhibit I, based on the Participant's actual age at death. The payment of benefits to his Beneficiary shall commence upon the first of the month following the Participant's death and shall be made monthly for a period of 25 years (300 monthly payments).

ARTICLE VII. OPTIONAL FORMS OF BENEFIT

7.1 LUMP SUM OPTION

(a) ELECTION. In lieu of the monthly benefits otherwise payable to the Participant or his Beneficiary under section 4.2, section 4.3, section 5.2(b), or section 6.2(b), the Participant or his Beneficiary, as applicable, may elect to receive a lump sum payment. Such election may be made prior to the commencement of monthly benefits or at any time during the period of monthly payments. This election will result in a significant penalty to the Participant or his Beneficiary, since the amount of the lump sum payment determined under section 7.1(b) is substantially less than the Actuarial Equivalent of the monthly benefits which would otherwise be payable to the Participant or his Beneficiary.

(b) AMOUNT. The lump sum amount shall be determined using Exhibit III. The lump sum amount shall be based on (i) the actual age of the Participant at the earlier of his Termination of Employment or death, and (ii) the actual age of the Participant at the time he elects the lump sum option, or if the election is made by the Beneficiary following the Participant's death, the age the Participant would have attained had he survived to the date of the election by the Beneficiary.

(c) PAYMENT. The lump sum benefit shall be paid within 30 days of the election by the Participant or Beneficiary.

7.2 PAYMENT UPON FINANCIAL HARDSHIP

In the event that the Participant incurs a financial hardship after the commencement of monthly benefits under section 4.4 or section 5.2(b), he may request that the Committee authorize payment of his remaining benefits in a lump sum. The Committee shall not authorize such payment unless it determines that there is an unforeseeable emergency that is caused by an event beyond the control of the Participant, and such emergency would result in severe financial hardship to the Participant if the lump sum payment is not authorized. If authorized, the amount of the lump sum payment shall be the Actuarial Equivalent value of the remaining monthly payments. Such lump sum payment shall be paid to the Participant as soon as practicable following authorization by the Committee.

ARTICLE VIII. CHANGE IN CONTROL

8.1 LUMP SUM OPTION UPON CHANGE IN CONTROL

In the event of a Change in Control (as defined below) prior to the commencement of payment of benefits under this Plan, the Participant may elect to receive an immediate lump sum payment in lieu of all benefits otherwise payable to the Participant or his Beneficiary under this Plan. Such election may be made at any time prior to commencement of payment of benefits under this Plan. This election will result in a significant penalty to the Participant, since the amount of the lump sum benefit provided under section 8.2 is substantially less than the Actuarial Equivalent of the monthly benefits which may otherwise be payable to the Participant.

8.2 AMOUNT OF LUMP SUM BENEFIT

The amount of the lump sum benefit payable to the Participant pursuant to section 8.1 shall be the amount determined pursuant to Exhibit III, based on the Participant's actual age at the time of the Participant's election to receive a lump sum benefit, which age shall also be considered the Participant's termination age for the purpose of applying Exhibit III to this benefit. The lump sum benefit shall be paid to the Participant within 30 days of the election by the Participant.

8.3 DEFINITION

For purposes of this Article VIII, the following definition applies:

(a) CHANGE IN CONTROL. A "Change in Control" shall mean any change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 10-K, as in effect on December 1, 1995, pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Act"); provided that, without limitation, such a "Change of Ownership" shall be deemed to have occurred if:

      (1) a third person, including a "group" as such term is used in section 13(d)(3) of the Act, becomes the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company unless such acquisition of beneficial ownership is approved by a majority of the Incumbent Board (as such term is defined in paragraph (2) below); or

      (2) individuals who, as of December 1, 1995, constitute the Board (as of December 1, 1995, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 1, 1995 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this Article, considered as though such person were a member of the Incumbent Board.

ARTICLE IX. TRUST

9.1 ESTABLISHMENT OF THE TRUST

The Company shall establish a Trust as a part of the Plan in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan. The Company shall establish the Trust by entering into a Trust Agreement with a Trustee selected by the Committee. The Trust shall be an irrevocable grantor Trust within the meaning of Code sections 671 through 677, and the Company shall be treated as the owner of the Trust. It is intended that the Trust shall be in such form as may be necessary for the Plan to be deemed unfunded for purposes of the Employee Retirement Income Security Act of 1974, as amended.

The Trust shall maintain a Trust Fund. The administration and management of the Trust Fund shall be set forth in the Trust Agreement, the terms of which shall be consistent with the provisions of this Plan. Nothing in the Trust Agreement shall impair the rights of the Participant and his Beneficiary nor shall the agreement limit the obligations of the Company under this Plan.

9.2 CONTRIBUTIONS

The Company shall make an annual contribution to the Trust Fund of $250,000. The first contribution shall be made January 1, 1996 and thereafter a contribution shall be made each January 1 (including, if necessary, years after the Participant has a Termination of Employment) until the Trust Fund holds assets sufficient to satisfy all obligations for benefits under this Plan.

9.3 PAYMENT OF BENEFITS

The benefits under this Plan shall be paid from the Trust Fund. To the extent the Trust Fund is insufficient to pay all required benefits under the Plan, payment of benefits shall be made from the general assets of the Company.

ARTICLE X. ADMINISTRATION

10.1 ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall be authorized to construe and interpret all of the provisions of the Plan, to adopt procedures and practices concerning the administration of the Plan, and to make any determinations necessary hereunder, which shall be binding and conclusive on all parties. The Committee may appoint one or more individuals and delegate such of its power and duties as it deems desirable to any such individual, in which case every reference herein made to the Committee shall be deemed to mean or include the individuals as to matters within their jurisdiction.

10.2 DECISIONS AND ACTIONS OF COMMITTEE

The Committee may act at a meeting or in writing without a meeting. All decisions and actions of the Committee shall be made by vote of the majority, including actions in writing taken without a meeting.

10.3 RULES AND RECORDS OF THE COMMITTEE

The Committee may make such rules and regulations in connection with its administration of the Plan as are consistent with the terms and provisions hereof. The Committee shall keep a record of the Participant's name, address, social security number, benefit commencement date, and the amount of benefit.

10.4 EMPLOYMENT OF AGENTS

The Committee may employ agents, including without limitation, accountants, actuaries, consultants, or attorneys, to exercise and perform the powers and duties of the Committee as the Committee delegates to them, and to render such services to the Committee as the Committee may determine, and the Committee may enter into agreements setting forth the terms and conditions of such service.

10.5 AGENT FOR SERVICE OF LEGAL PROCESS

The Chairman of the Committee shall serve as agent for service of legal process.

10.6 PLAN EXPENSES

The Company shall pay all expenses reasonably incurred in the administration of the Plan and Trust; provided, however, that the Trustee may pay such expenses from the assets of the Trust, to the extent such expenses have not been paid by the Company. In such event the Company shall reimburse the Trustee promptly for any such expenses paid by the Trustee from the Trust. The members of the Committee shall serve without compensation for their services as such, but all expenses of the Committee shall be paid by the Company. No employee of the Company shall receive compensation from the Plan regardless of the nature of his services to the Plan.

10.7 INDEMNIFICATION

To the extent permitted by law, the Committee and all agents and representatives of the Committee shall be indemnified by the Company and saved harmless against any claims, and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan except claims arising from gross negligence, willful neglect, or willful misconduct.

10.8 TAX WITHHOLDING

The Company or Trustee shall withhold from any payment to the Participant or Beneficiary any federal, state, or local taxes required by law to be withheld with respect to such payment.

10.9 CLAIMS PROCEDURE

(a) SUBMISSION OF CLAIMS. Claims for benefits under the Plan shall be submitted in writing to the Committee or to an individual designated by the Committee for this purpose.

(b) DENIAL OF CLAIM. If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within 90 days following the date on which the claim is filed, which notice shall set forth

      (1)   the specific reason or reasons for the denial;

      (2) specific reference to pertinent Plan and Trust provisions on which the denial is based;

      (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

      (4)   an explanation of the Plan's claim review procedure.

      If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the claim is filed. Such an extension may not exceed a period of 90 days beyond the end of said initial period.

      If the claim has not been granted, and if written notice of the denial of the claim is not furnished within 90 days following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.

(c) CLAIM REVIEW PROCEDURE. The claimant or his authorized representative shall have 60 days after receipt of written notification of denial of a claim to request a review of the denial by making written request to the Committee (or its delegate), and may review pertinent documents and submit issues and comments in writing within such 60-day period.

      Not later than 60 days after receipt of the request for review, the Committee shall render and furnish to the claimant a written decision which shall include specific reasons for the decision, and shall make specific references to pertinent Plan and Trust provisions on which it is based. If special circumstances require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension. Such decision by the Committee shall not be subject to further review. If a decision on review is not furnished to a claimant within the specified time period, the claim shall be deemed to have been denied on review.

ARTICLE XI. MISCELLANEOUS

11.1 RIGHTS AGAINST THE COMPANY

Neither the establishment of the Plan, nor any modification thereof, nor any payments hereunder, shall be construed to give the Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge the Participant at any time, subject to the terms of any employment agreement between the Participant and the Company.

11.2 RIGHTS UNDER THE COMPANY'S OTHER RETIREMENT PLANS

Nothing in this Plan shall be construed to limit, broaden, restrict, grant, or otherwise affect any rights of the Participant or a Beneficiary under the Company's other retirement plans, nor grant any additional rights or benefits to the Participant or a Beneficiary under the Company's other retirement plans, nor in any way to limit, modify, repeal, or otherwise affect the Company's or its Board's right to amend or modify any such retirement plan.

11.3 PAYMENT OF BENEFITS TO INCOMPETENT

If the Committee receives evidence that

(a) a person entitled to receive any benefit under the Plan is legally, physically, or mentally incompetent to receive such benefit and to give a valid release therefore, and

(b) another person or an institution is then maintaining or has custody of such person and no guardian, committee, or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, the payment of such benefit may be made to such other person or institution as the Committee may determine. Any such payment shall be a payment on behalf of such person and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such person, and neither the Company, the Trustee, nor any member of the Board or the Committee shall be liable to any person or individual by reason of such payment.

11.4 MISSING PERSON

In the event any benefit shall become payable to any person or upon his death to his legal representative and, if after written notice from the Committee mailed to such person's last-known address as shown in the Company's records, such person or his legal representative shall not have presented himself to the Committee within six years after the mailing of such notice, then the Committee may, in its sole discretion, distribute such amount, including any benefit thereafter becoming due to such person or legal representative, among the spouse and blood relatives of such person. Payments made in good faith to any person, to a person's legal representative, or to any individual(s) who have, on the presentation of reasonable proof, established to the satisfaction of the Committee that he is the spouse or blood relative of such person, shall, to the extent of such payments, be a complete discharge of all obligations arising pursuant to the Plan, and neither the Company, the Trustee, nor any member of the Board or the Committee shall be liable to any person or individual by reasons of such payments.

11.5 AMENDMENT OR TERMINATION

The Plan may be amended or terminated, in whole or in part, at any time by written action of the Board and with the prior written consent of the Participant (or his Beneficiary or Beneficiaries following the Participant's death). No such amendment or termination shall reduce or diminish the right of the Participant or Beneficiary to receive any benefit accrued hereunder prior to the date of such amendment or termination.

11.6 MERGER OR CONSOLIDATION OF PLAN AND TRUST

Neither the Plan nor the Trust may be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan or trust without the prior written consent of the Participant (or his Beneficiary or Beneficiaries following the Participant's death).

11.7 CONTROLLING LAW/ARBITRATION

Any disputes under the Plan shall be settled in accordance with the provisions of the employment agreement then in effect between the Company and the Participant or, if the Participant has had a Termination of Employment from the Company, the most recent employment agreement in effect between the Company and the Participant. The provisions of the Plan shall be construed, interpreted, administered, and enforced according to the laws of the State of California and all applicable Federal laws.

11.8 RIGHTS TO TRUST FUND ASSETS

The Participant shall not have any right to, or interest in, any assets of the Trust Fund upon his Termination of Employment or otherwise, except as provided in the Plan, and then only to the extent of the benefits payable under the Plan out of the assets of the Trust Fund.

11.9 NONTRANSFERABILITY

In no event shall the Company or Trustee make any payment under this Plan to any assignee or creditor of the Participant or Beneficiary, except as otherwise required by law. Prior to the time of a payment hereunder, the Participant or Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law.

11.10 ILLEGALITY OF PARTICULAR PROVISION

The illegality of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such invalid provision were omitted.

                                   EXHIBIT I

                   ANNUAL RETIREMENT AND DISABILITY BENEFITS


                                             Annual
                                             Benefit
                          Age                 (000)
                          ---                -------
                          55                 $   137

                          56                     203

                          57                     262

                          58                     329

                          59                     410

                          60                     492

                          61                     576

                          62                     662

                          63                     767

                          64                     879

                          65                     974

                          66                   1,085

                          67                   1,219

                          68                   1,379

                          69                   1,561

                          70                   1,772

                          Interpolate between ages.




                                   EXHIBIT II

                 ANNUAL TERMINATION BENEFITS STARTING AT AGE 55


                                         Annual
                                        Benefit
                          Age             (000)
                          ---           -------
                          52               $ 48

                          53                 77

                          54                107

                          55                137

                          Interpolate between ages.

                  LUMP SUM AMOUNT AT TERMINATION OF EMPLOYMENT

                                              Lump
                                               Sum
                          Age                (000)
                          ---                -----
                          50                  $106

                          51                   410

                          52                   500
                          Interpolate between ages.


                                  EXHIBIT III
                            Lump Sum Benefits (000)

Termination                                                Lump Sum Election Age (000)
   Age        50      51      52      53      54      55      56      57      58      59      60      61      62      63      64
   ---        --      --      --      --      --      --      --      --      --      --      --      --      --      --      --
   50         $101    $108    $116    $124    $132    $142    $139    $137    $134    $132    $129    $126    $122    $119    $115
   51                  360     385     412     441     472     465     457     448     439     429     419     407     395     383
   52                          411     440     470     503     495     487     478     468     456     446     435     422     408
   53                                  705     755     808     795     781     767     751     734     716     697     677     655
   54                                        1,049   1,122   1,104   1,086   1,065   1,043   1,020     995     969     940     910
   55                                                1,437   1,414   1,390   1,364   1,336   1,306   1,274   1,240   1,204   1,165
   56                                                        2,129   2,095   2,059   2,021   1,980   1,936   1,888   1,838   1,784
   57                                                                2,748   2,704   2,658   2,608   2,555   2,498   2,437   2,372
   58                                                                        3,451   3,396   3,338   3,275   3,208   3,137   3,060
   59                                                                                4,300   4,232   4,159   4,082   3,998   3,909
   60                                                                                        5,160   5,079   4,991   4,898   4,798
   61                                                                                                6,041   5,946   5,844   5,734
   62                                                                                                        6,943   6,833   6,716
   63                                                                                                                8,044   7,917
   64                                                                                                                        9,219
   65
   66
   67
   68
   69
   70

Termination                                             Lump Sum Election Age
   Age        65      66      67       68      69      70      71      72      73      74      75      76       77      78      79
   ---        --      --      --       --      --      --      --      --      --      --      --      --       --      --      --
   50         $111    $106    $102     $97     $91     $85     $79     $73     $65     $58     $50     $41     $32     $22     $11
   51          369     354     338     322     304     284     264     242     218     193     166     137     106      73      38
   52          393     378     361     343     324     303     281     258     233     206     177     146     113      78      40
   53          631     606     579     550     520     487     452     414     373     330     284     235     182     125      65
   54          877     842     805     765     722     676     627     575     519     459     395     326     253     174      90
   55        1,123   1,078   1,030     979     925     866     803     736     664     588     506     418     324     223     115
   56        1,726   1,664   1,598   1,527   1,451   1,370   1,283   1,190   1,091     985     871     749     619     479     330
   57        2,302   2,228   2,148   2,062   1,971   1,873   1,768   1,656   1,536   1,408   1,271   1,124     967     799     619
   58        2,978   2,891   2,797   2,697   2,590   2,475   2,352   2,220   2,080   1,929   1,768   1,596   1,411   1,214   1,003
   59        3,814   3,712   3,603   3,486   3,361   3,227   3,084   2,931   2,767   2,592   2,404   2,203   1,989   1,759   1,513
   60        4,691   4,577   4,454   4,323   4,183   4,033   3,872   3,701   3,517   3,320   3,110   2,885   2,644   2,386   2,111
   61        5,617   5,492   5,358   5,215   5,061   4,897   4,722   4,534   4,333   4,117   3,887   3,641   3,377   3,096   2,794
   62        6,590   6,456   6,312   6,158   5,993   5,817   5,628   5,426   5,211   4,979   4,732   4,468   4,185   3,882   3,558
   63        7,781   7,636   7,480   7,313   7,135   6,944   6,740   6,521   6,287   6,037   5,769   5,483   5,176   4,848   4,497
   64        9,073   8,917   8,751   8,572   8,381   8,176   7,958   7,724   7,473   7,205   6,919   6,612   6,283   5,932   5,556
   65       10,216  10,054   9,881   9,696   9,498   9,287   9,060   8,818   8,558   8,281   7,984   7,666   7,326   6,963   6,573
   66               11,380  11,200  11,007  10,801  10,581  10,345  10,093   9,823   9,534   9,225   8,894   8,540   8,161   7,756
   67                       12,785  12,583  12,367  12,135  11,888  11,623  11,339  11,036  10,711  10,364   9,992   9,595   9,169
   68                               14,463  14,235  13,990  13,728  13,448  13,148  12,828  12,484  12,117  11,724  11,304  10,854
   69                                       16,372  16,113  15,836  15,540  15,223  14,884  14,520  14,132  13,716  13,272  12,796
   70                                               18,585  18,291  17,977  17,640  17,280  16,895  16,483  16,042  15,570  15,066

Termination                                             Lump Sum Election Age
   Age        80      81      82      83      84      85      86      87      88      89      90      91      92      93      94
   ---        --      --      --      --      --      --      --      --      --      --      --      --      --      --      --
   50
   51
   52
   53
   54
   55
   56         171
   57         426     220
   58         777     535     277
   59       1,250     968     667     345
   60       1,816   1,500   1,162     801     414
   61       2,471   2,126   1,756   1,360     937     484
   62       3,211   2,840   2,443   2,018   1,564   1,077     557
   63       4,122   3,720   3,290   2,830   2,338   1,812   1,248     645
   64       5,154   4,724   4,263   3,771   3,244   2,680   2,076   1,430     739
   65       6,157   5,711   5,234   4,724   4,178   3,594   2,969   2,300   1,585     819
   66       7,322   6,859   6,362   5,831   5,263   4,655   4,004   3,308   2,563   1,766     913
   67       8,714   8,227   7,706   7,148   6,551   5,913   5,229   4,498   3,716   2,879   1,984   1,025
   68      10,373   9,858   9,307   8,717   8,086   7,411   6,689   5,916   5,089   4,204   3,257   2,244   1,160
   69      12,287  11,742  11,159  10,535   9,867   9,153   8,389   7,571   6,697   5,760   4,759   3,687   2,540   1,313
   70      14,525  13,947  13,329  12,667  11,959  11,201  10,390   9,523   8,595   7,602   6,539   5,402   4,185   2,883   1,490

                           Interpolate between ages.

                                   EXHIBIT IV

           DEATH AND DISABILITY BENEFITS BEFORE EARLY RETIREMENT AGE


                                           Lump Sum
                            Age               (000)
                            ---            --------
                            50               $  259

                            51                  536

                            52                  832

                            53                1,149

                            54                1,488

                            55                1,851

                            Interpolate between ages.


                                   APPENDIX E

                           DESIGNATION OF BENEFICIARY

         In the event of my death, I, Bruce Karatz, hereby designate the Bruce and Janet Karatz Trust dated January 14, 1988, Bruce E. Karatz and Janet D. Karatz Trustees, my beneficiary to whom shall be transferred all payments or other benefits to which I may be entitled under my employment agreement dated December 1, 1995 with Kaufman and Broad Home Corporation ("KBHC") and under the KBHC Supplemental Executive Retirement Plan. In the event my designated beneficiary cannot receive such a payment, I hereby designate Janet Karatz as my alternate beneficiary. In the event there shall arise a conflict between the terms of this designation and any other expression of my testamentary intent, I understand and agree that KBHC may determine to transfer all of the above-referenced payments or benefits to my estate rather than the beneficiary designated herein.

         I have hereunto set my hand this 1st day of December, 1995.

                                         /s/Bruce Karatz
                                         --------------------------------------
                                                   Bruce Karatz
                                         /s/Michael F. Henn
                                         --------------------------------------
                                                   Witness (signature)
                                         Michael F. Henn
                                         --------------------------------------
                                                   Witness (print name)
                                                12/1/95
                                         --------------------------------------
                                                   Date

KAUFMAN AND BROAD HOME CORPORATION

Acknowledged:
/s/Alan Kaye
------------------------------
Name:ALAN KAYE
Title:VICE PRESIDENT, HUMAN RESOURCES
Date:DECEMBER 1, 1995